EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report and the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 14, 2010, relating to the financial statements of Green House Holdings, Inc. (the “Company”) which appears in the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PKF
PKF Certified Public Accountants A Professional Corporation San Diego, California February 14, 2011